UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (Par Value $0.01)	MGM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On June 10, 2020, MGM China Holdings Limited (“MGM China”), an indirect majority-owned subsidiary of MGM Resorts International (the “Company”), commenced an offering pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of senior notes due 2025 (the “Offering”). In connection with the Offering, MGM China disclosed the following information to prospective investors, which supplements or updates certain prior disclosures of the Company.

Financial Impact of COVID-19

During the month of April 2020, MGM China generated operating revenues of HK$122.5 million (approximately US$15.8 million) and incurred cash operating expenses, exclusive of rent, interest, variable gaming taxes and expected capital expenditures, of approximately HK$346.1 million (approximately US$44.7 million), which is significantly in excess of amounts being earned at both of MGM China’s properties in Macau.

In the current operating environment that has resulted from the impact of the COVID-19 pandemic, MGM China estimates monthly cash outflows of approximately HK$505.7 (approximately $65.2 million), including run-rate operating costs of approximately HK$318.8 million (approximately US$41.1 million), development and maintenance capital expenditures of approximately HK$107.2 million (approximately US$13.8 million) and interest expense of approximately HK$79.7 million (approximately US$10.3 million). Estimated capital expenditures include future development projects to strengthen its position in the premium mass segment, including the development of the MGM Cotai South Tower suites. MGM China has undertaken a series of actions to minimize its expenses, including reducing or deferring of capital expenditures that MGM China had planned to begin during the second quarter of 2020, and reducing payroll expenses, including limiting staff on site, implementing a hiring freeze and organizational change and introducing voluntary unpaid leave. After giving effect to the application of the proceeds of the Offering, and assuming an offering size of US$500.0 million, MGM China believes that its liquidity could support over 22 months of operations with zero revenue. MGM China’s actual level of cash operating expenses in coming periods could be impacted by unanticipated developments or by events beyond its control.

As of March 31, 2020 and May 31, 2020, MGM China had cash and cash equivalents of HK$2,952.5 million (approximately US$380.9 million) and HK$2,052.0 million (approximately US$264.7 million), respectively. MGM China also has available capacity of HK$5,240.0 million (approximately US$676.0 million) under its revolving credit facilities as of May 31, 2020. Given the uncertain nature of these circumstances, the ultimate impact of the COVID-19 pandemic on MGM China’s results of operations, cash flows and financial condition cannot be reasonably estimated at this time.

The foregoing financial information has been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, which differ in certain respects from generally accepted accounting principles in the United States.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2020

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Chief Corporate Counsel & Assistant Secretary